Exhibit 8.3

Opinion of Cadwalader, Wickersham & Taft LLP

[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

November 30, 2018

The Bank of Nova Scotia

44 King Street West,

Scotia Plaza, 8th floor,

Toronto, Ontario, Canada

M5H 1H1

Ladies and Gentlemen:

As special U.S. tax counsel to The Bank of Nova Scotia (the “Company”) in connection with the registration of, among other securities, the Company’s Series A and Series B senior unsecured debt securities to be offered and sold (on a delayed and continuous basis) by the Company, pursuant to the base prospectus and prospectus supplement (the “Base Prospectus” and “Prospectus Supplement”, respectively) together with product prospectus supplements, free writing prospectuses and pricing supplements (collectively, the “Pricing Supplements” and together with the Base Prospectus and Prospectus Supplement, the “Prospectus”) that forms a part of the registration statement on Form F-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission on the date hereof to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “Supplemental Discussion of U.S. Federal Income Tax Consequences”, “Material U.S. Federal Income Tax Consequences”, “Material U.S. Federal Income Tax Considerations”, “Summary of U.S. Federal Income Tax Consequences”, “Certain U.S. Federal Income Tax Considerations”, “U.S. Federal Income Tax Consequences” and headings of similar import contained in the Pricing Supplements in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the above-specified headings and under the heading “Legal Matters” in the Prospectus in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP